                                                                  Exhibit 10.4.1
                                AMENDMENT NR. 1
                              dated June 10, 2001
                                      to
                           Albumin Supply Agreement
                              dated June 22, 1999


          In New York City, this 10th day of June, 2001.

                                BY AND BETWEEN

          Seracare, Inc., a corporation of USA nationality, with address at 1925 Century Park East, Suite 1970, Los Angeles, California, USA, represented by Mr. Barry D. Plost, by virtue of his position as Chairman/CEO (hereinafter referred to as SeraCare), part of the first part.

          Instituto Grifols, S.A., a corporation of Spanish nationality, with address at Poligono Industrial Levante, Calle Can Guasch, s/n, 08150 Parets del Valles, Barcelona, Spain, represented by Mr. Victor Grifols, by virtue of his position as Chief Executive Officer (hereinafter referred to as Grifols), party of the second part.

                                    WHEREAS

          The parties have signed an Albumin Supply Agreement dated 22 June 1999 (hereinafter referred to as the Agreement) and wish to amend the Agreement in accordance with the following:

                                    CLAUSES

          FIRST.-Subject to Clause SECOND below, this Amendment Nr. 1 shall
          -------
extent the term of the Agreement until 31 March 2006.

          For the remainder of the term of the Agreement and this Amendment Nr. 1, both parties will meet ninety (90) days before the end of each calendar year to negotiate the price and annual quantities for the following year.

          SECOND.-Reference is made to that certain Agreement and Plan of Merger
          --------
dated June 10, 2001, by and among Grifols, SI Merger Corp., a Delaware corporation and a wholly owned subsidiary of Grifols, and SeraCare (hereinafter referred to as the Merger Agreement; capitalized terms used and not defined herein shall have the respective meanings set forth in the Merger Agreement).
In the event that (i) the Closing does not occur as a direct or indirect result of the existence of a Superior Proposal and (ii) either of the parties hereto undergo a change in control, then the party that does not undergo such change in control may immediately terminate the Agreement and this Amendment Nr. 1.

          THIRD.-On the Closing Date, the rights and obligations of SeraCare
          -------
under the Agreement and this Amendment Nr. 1 shall hereby automatically and without further action by the parties hereto be assigned from SeraCare to SeraCare Life Sciences, Inc.

          All terms and conditions of the Agreement shall remain in full force and effect except for those amended herein.

          IN WITNESS WHEREOF, the present Amendment Nr. 1 is signed in duplicate in the place and date first written above.

INSTITUTO GRIFOLS, S.A.                 SERACARE, INC.


/s/ Victor Grifols                      /s/ Barry D. Plost
------------------------------          ---------------------------------
By:  Victor Grifols                     By:  Barry D. Plost
Its: Chief Executive Officer            Its: Chairman and CEO


                                        SERACARE LIFE SCIENCES, INC.


                                        /s/ Jerry Burdick
                                        ---------------------------------
                                        By:  Jerry Burdick
                                        Its: Executive Vice President

                                      -2-